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SECURITIES AND EXCHANGE
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2004

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31308	95-1949781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Seventeenth Street, Suite 1850
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

(303) 260-5000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name, Former Address and Former Fiscal Year,
If Changed Since Last Report)

ITEM 5. OTHER.

        Tom Brown, Inc. press release dated February 19, 2004, entitled "Tom Brown, Inc. Announces Potential Sale of Sauer Drilling Company"

TOM BROWN, INC.
ANNOUNCES POTENTIAL SALE OF SAUER DRILLING COMPANY

        DENVER, February 19, 2004—Tom Brown, Inc. (NYSE: TBI) today announced it has retained an advisor to evaluate the potential sale of Sauer Drilling Company its wholly-owned drilling subsidiary. Sauer Drilling is a Rocky Mountain drilling company headquartered in Casper, Wyoming which owns and operates nine drilling rigs. The rigs' average depth ratings range from 5,000 to 16,000 feet with drawworks ratings from 500 to 1,500 horsepower.

        Tom Brown, Inc.'s Chairman, CEO and President, Jim Lightner, commented, "TBI originally bought the five rig Sauer Drilling Company in 1998 in order to maintain a drilling program on the Wind River Indian Reservation. The business has been performing very well; however, owning drilling rigs is not the core business of TBI. Today only two out of the 20 TBI operated drilling rigs are Company owned. Our manpower and capital resources are better focused on growing our reserves and production than on running a drilling company. We are confident that we will be able to contract with the purchaser of Sauer Drilling Company or other drilling contractors to meet our drilling needs."

        Petrie Parkman & Co. has been retained by the Company as advisors regarding the potential sale of Sauer Drilling Company.

For inquires about the potential sale process please contact:

    Petrie Parkman & Co.
    600 Travis, Suite 7400
    Houston, TX 77002
    (713) 221-2888

For Inquires about Tom Brown, Inc. please contact:

    Tom Brown, Inc.
    Mark Burford
    Director of Investor Relations
    (303) 260-5146

        Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America. The Company's common stock is traded on the NYSE under the symbol TBI.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2004	Tom Brown, Inc.
	By:	/s/ DANIEL G. BLANCHARD Daniel G. Blanchard Executive Vice President and Chief Financial Officer (Principal Financial Officer)
	By:	/s/ RICHARD L. SATRE Richard L. Satre Controller (Principal Accounting Officer)

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  ITEM 5. OTHER.
TOM BROWN, INC. ANNOUNCES POTENTIAL SALE OF SAUER DRILLING COMPANY
SIGNATURE